Exhibit 99.28(h)(4)(b)

CLEARSKYSM

STATE FILING SERVICES AGREEMENT

SCHEDULE A

THIS SCHEDULE A, dated as of September 30, 2013 is Schedule A to that certain ClearSky State Filing Services Agreement dated as of December 5, 2011 between each Trust listed below and BNY Mellon Investment Servicing (US) Inc.

LIST OF FUNDS

Investment Company Name	Fund

Touchstone Funds Group Trust (9/30 FYE)

Touchstone Arbitrage Fund

Touchstone Emerging Markets Equity Fund

Touchstone Global Real Estate Fund

Touchstone International Fixed Income Fund

Touchstone Merger Arbitrage Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund

Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund* Touchstone Money Market Fund*

Touchstone Strategic Trust (3/31 FYE)

Touchstone Focused Fund

Touchstone Growth Opportunities Fund

Touchstone International Value Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone Small Cap Growth Fund

Touchstone Small Cap Value Fund

Touchstone Flexible Income Fund

(6/30 FYE)	Touchstone Capital Growth Fund Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund Touchstone Small Cap Value Opportunities Fund Touchstone Value Fund

(12/31 FYE)	Touchstone Balanced Allocation Fund Touchstone Conservative Allocation Fund Touchstone Growth Allocation Fund Touchstone Moderate Growth Allocation Fund Touchstone Dynamic Equity Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund* Touchstone Tax-Free Money Market Fund*

*Money Market Fund Services.

This Schedule A to the Clearsky State Filing Services Agreement is executed as of the date set forth above.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust
Touchstone Institutional Funds Trust
Touchstone Investment Trust
Touchstone Strategic Trust
Touchstone Tax-Free Trust

By:	/s/William J Salus	By:	/s/Steve Graziano

Name:	William J Salus	Name:	Steve Graziano

Title:	Managing Director	Title:	President